UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

Chenghe Acquisition I Co.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Chenghe Acquisition I Co.

38 Beach Road #29-11

South Beach Tower

Singapore

PROXY STATEMENT SUPPLEMENT

December 5, 2024

TO THE SHAREHOLDERS OF CHENGHE ACQUISITION I CO.:

This is a supplement (this “Supplement”) to the definitive proxy statement of Chenghe Acquisition I Co. (the “Company” or “SPAC”), dated December 3, 2024 (the “Proxy Statement”), that was sent to you in connection with the Company’s extraordinary general meeting of shareholders scheduled for 9:00 a.m., Eastern Time, on December 23, 2024, virtually, at https://www.cstproxy.com/chengheacquisitioni/bc2024 (the “Extraordinary General Meeting”).

At the Extraordinary General Meeting, the Company’s shareholders will be asked to consider and vote upon, among other proposals, a proposal to approve the Company’s business combination.

The Company has filed this Supplement with the Securities and Exchange Commission (“SEC”) to update and supplement certain disclosures contained in the Proxy Statement, as set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement.

Supplemental Disclosures to Certain Disclosures Contained Within the Proxy Statement

The disclosures relating to the estimated per share price at which the Public Shares (as defined in the Proxy Statement) may be redeemed, which disclosures appear on pages 14, 22, 124, 126 and 152 of the Proxy Statement, are hereby amended and restated, in each case, to refer to $11.726 per share (rather than $9.02 per share).

The disclosures now read as follows:

Page 14 of the Proxy Statement: “Under SPAC MAA, SPAC Public Shareholders may elect to have their SPAC Class A Ordinary Shares redeemed for a pro rata portion of the cash held in the Trust Account (which, for illustrative purposes, was $11.726 per redeemable SPAC Class A Ordinary Share as of November 27, 2024), less any owed but unpaid taxes on the funds and deferred underwriting fees.”

Page 22 of the Proxy Statement: “Any Public Shareholder satisfying the requirements for exercising redemption rights will be entitled to a pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was $11.726 per redeemable SPAC Class A Ordinary Share, as of November 27, 2024), less any owed but unpaid taxes on the funds in the Trust Account and deferring underwriting fees.”

Page 124 of the Proxy Statement: “Any SPAC Public Shareholders may demand that SPAC redeem such SPAC Class A Ordinary Shares for a pro rata portion of the funds deposited in the Trust Account (which, for illustrative purposes, was $11.726 per redeemable SPAC Class A Ordinary Share as of November 27, 2024), calculated as of two (2) Business Days prior to the anticipated consummation of the Business Combination.”

Page 126 of the Proxy Statement: “The closing price of SPAC Class A Ordinary Shares on November 25, 2024 (latest practicable date prior to the Record Date) was $11.68. The cash held in the Trust Account on November 27, 2024 was approximately $41,445,057.72 ($11.726 per redeemable SPAC Class A Ordinary Share).”

Page 152 of the Proxy Statement: “Any SPAC Public Shareholders satisfying the requirements for exercising redemption rights will be entitled to a pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was $11.726 per redeemable SPAC Class A Ordinary Share, as of November 27, 2024), less taxes payable.”

Forward-Looking Statements

This Supplement contains certain “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify these forward-looking statements by the use of terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “scheduled,” “forecasts,” “estimates,” “anticipates” or the negative version of these words or other comparable words or phrases. Forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Proxy Statement, the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on April 12, 2024, and other documents of the Company filed, or to be filed, with the SEC, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. The Company undertakes no obligation to update or revise any forward-looking statements for revisions or changes after the date of this Supplement, except as required by law.

Additional Information and Where to Find It

The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read the Company’s SEC filings, including the Proxy Statement and this Supplement, over the Internet at the SEC’s website at http://www.sec.gov. If you would like additional copies of the Proxy Statement, this Supplement or SPAC’s other filings with the SEC (excluding exhibits) or if you have questions about the Business Combination or the SPAC Shareholder Proposals to be presented at the Extraordinary General Meeting, you should contact the Company’s proxy solicitation agent at the following address and telephone number:

Sodali & Co.
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Individuals call toll-free +1 (800) 662-5200
Banks and brokers call +1 (203) 658-9400
Email: LATG.info@investor.sodali.com

If you are a SPAC Shareholder and would like to request documents, please do so by December 16, 2024 (five (5) Business Days before the date of the SPAC Shareholders’ Meeting), in order to receive them before the Extraordinary General Meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt means.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the Extraordinary General Meeting or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Extraordinary General Meeting.

This Supplement is dated December 5, 2024.